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            FORM OF SERIES A CONVERTIBLE PREFERRED STOCK CERTIFICATE

NUMBER                                                                    SHARES


                                                          SERIES "A" CONVERTIBLE
                                                                 PREFERRED STOCK
                              TEKINSIGHT.COM, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                                 CUSIP 87910V206

This Certifies that ***********SPECIMEN********** is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES "A" CONVERTIBLE PREFERRED STOCK OF $.0001 PAR VALUE EACH OF

                              TEKINSIGHT.COM, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/James Linesch               Corporate Seal                  /s/Steven J. Ross
Secretary                                                         President, CEO

BACK OF CERTIFICATE

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM as tenants in common             UNIF GIFT MIN ACT - Custodian (Minor)
TEN ENT as tenants by the entireties     under Uniform Gifts to Minors Act
JT TEN  as joint tenants with right of   (State)
        survivorship and not as tenants
        in common


         For value received, the undersigned hereby sells, assigns and transfers unto ______________________________________________________ shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ________________________________ attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:______________________

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                                            ------------------------------------
                                            Notice: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            certificate in every particular
                                            without alteration or enlargement or
                                            any change whatsoever.


THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTION, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.